UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                  SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act Of 1934

      Filed by the Registrant |X|

      Filed by a Party other than the Registrant |_|

      Check the appropriate box:

      |_| Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

      |X| Definitive Proxy Statement

      |_| Definitive Additional Materials

      |_| Soliciting Material Pursuant to ss. 240.14a-12

                              KATY INDUSTRIES, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X| No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1)  Title of each class of securities to which transaction applies:

          2)  Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed maximum aggregate value of transaction:

          5)  Total fee paid:

      |_| Fee paid previously with preliminary materials. |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

          2)  Form, Schedule or Registration Statement No.:

          3)  Filing Party:

          4)  Date Filed:

                              KATY INDUSTRIES, INC.
                              765 Straits Turnpike
                          Middlebury, Connecticut 06762
                                 (203) 598-0397

                                 April 28, 2005

Dear Stockholders:

      You are cordially invited to attend the 2005 annual meeting of stockholders of Katy Industries, Inc. (the "Company" or "Katy"), which will be held at 10:00 a.m. (local time) on Thursday, May 26, 2005, at the principal corporate offices of Katy, located at 765 Straits Turnpike, Suite 2000, Middlebury, Connecticut.

      The principal business of the annual meeting will be (i) the election of our Class II directors, (ii) the ratification of the appointment by the Company's Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, and (iii) the consideration of a stockholder proposal, if it is properly presented at the meeting. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2005.

      It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, we encourage you to vote by signing and returning the enclosed proxy card so that your shares will be voted at the annual meeting. If you decide to attend the annual meeting, you may revoke your proxy and personally cast your votes.

      Thank you, and we look forward to seeing you at the annual meeting or receiving your proxy vote.

                                               Sincerely yours,

                                               /s/ William F. Andrews
                                               William F. Andrews
                                               Chairman of the Board

                              KATY INDUSTRIES, INC.
                              765 Straits Turnpike
                          Middlebury, Connecticut 06762
                                 (203) 598-0397

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Katy Industries, Inc.:

      We are holding an annual meeting of stockholders of Katy Industries, Inc. on May 26, 2005 at 10:00 a.m., local time. The meeting will be held at the principal corporate offices of Katy, located at 765 Straits Turnpike, Suite 2000, Middlebury, Connecticut. At the meeting, you will be asked to vote on the following:

1. The election of five Class II members of the Board of Directors to serve for a term of two years;

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005;

3. A stockholder proposal, if the proposal is properly presented at the annual meeting; and

4. The transaction of other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      The Proxy Statement that we are delivering with this Notice contains important information concerning the proposals to be considered at the annual meeting. You will be entitled to vote at the annual meeting if you were a stockholder of Katy at the close of business on April 13, 2005.

                                        By Order of the Board of Directors

                                        /s/ Amir Rosenthal
                                        Amir Rosenthal
                                        Secretary

Middlebury, Connecticut
April 28, 2005

                  YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

        PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN
      IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO
                              ATTEND THE MEETING.

        IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY
                              AND VOTE IN PERSON.

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

      The annual meeting will be held on May 26, 2005 at the principal corporate offices of Katy, located at 765 Straits Turnpike, Suite 2000, Middlebury, Connecticut, at 10:00 a.m., local time.

THIS PROXY SOLICITATION

      We are sending you this Proxy Statement because our Board of Directors is seeking your proxy to vote your shares of common stock at the annual meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is intended to assist you in voting your shares. On or about April 28, 2005, we will begin mailing information to all people who, according to our stockholder records, owned shares of our common stock at the close of business on April 13, 2005. As of April 13, 2005, there were 7,945,377 shares of our common stock outstanding.

      Katy will pay the cost of requesting these proxies. Katy's directors, officers and employees may request proxies in person or by telephone, mail, facsimile or letter.

VOTING YOUR SHARES

      You are entitled to one vote at the annual meeting for each share of Katy's common stock that you owned of record at the close of business on April 13, 2005. The number of shares you own (and may vote) is listed on the enclosed proxy card.

      You may vote your shares of common stock at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. We will give you a ballot at the annual meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

      Your proxy card will be valid only if you sign, date and return it before the annual meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. You may revoke your proxy at any time before it is voted by any of the following means:

      - Notifying the Secretary of Katy in writing addressed to our principal corporate offices that you wish to revoke your proxy.

      -   Submitting a proxy dated later than your original proxy.

      - Attending the annual meeting and voting. Merely attending the annual meeting will not by itself revoke a proxy; you must vote your shares of common stock at the annual meeting to revoke the proxy.

      The Board of Directors does not expect any matter other than the proposals discussed in this Proxy Statement to be presented at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

QUORUM AND VOTES REQUIRED FOR APPROVAL

      The presence in person or by proxy of holders of a majority of the outstanding shares of common stock will constitute a quorum for the annual meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the annual meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote and they count toward the quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

      Each share of common stock is entitled to one vote on each matter to come before the annual meeting. With regard to the election of directors, you may vote for a candidate or withhold your vote. If a quorum is present, directors will be elected by a plurality of the votes cast for the election of directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors, up to the maximum number of directors to be elected at the annual meeting. Consequently, any shares not voted (whether by abstention or withholding authority) will have no impact on the election of directors except to the extent the failure to vote for one candidate results in another candidate receiving a larger number of votes.

      If a quorum is present, the approval of Proposals 2 and 3 require the affirmative vote of the holders of a majority of the common stock present, in person or by proxy, at the annual meeting. With respect to these matters, a stockholder may (i) vote "For" the matter, (ii) vote "Against" the matter, or
(iii) "Abstain" from voting on the matter. A vote to abstain from voting on this proposal has the same effect as a vote against such matter.

      Under rules of self-regulatory organizations governing brokers, brokers holding shares of record for customers generally are entitled to vote on routine matters without voting instructions from their customers. The election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP are considered routine matters. On non-routine matters, such as the stockholder proposal included in this proxy statement, brokers must obtain voting instructions from customers. If a broker does not receive voting instructions from a customer on non-routine matters and accordingly does not vote on these matters, this is called a broker non-vote. Broker non-votes will be counted for the purposes of establishing a quorum to conduct business at the meeting and will have the effect of a vote "Against" the stockholder proposal.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

      Katy's business is managed under the direction of its Board of Directors. There are currently nine directors, divided into two classes serving staggered terms. The classes are as nearly equal in number as possible with four Class I directors, elected to two-year terms at the 2004 annual meeting, and five Class II directors, elected to two-year terms at the 2003 annual meeting. Stockholders will elect five Class II directors at the annual meeting to serve for a two-year term ending at the time of the 2007 annual meeting.

      Nominees for election whose terms will expire in 2007 (Class II):

            Christopher W. Anderson
            William F. Andrews
            Samuel P. Frieder
            James A. Kohlberg
            Christopher Lacovara

      All of the nominees are current directors of the Company and have indicated their willingness to serve as directors. The four Class I directors of Katy are: C. Michael Jacobi, Robert M. Baratta, Daniel B. Carroll, and Wallace
E. Carroll, Jr. The Class I directors are not up for re-election at the annual meeting, as their terms expire at the time of the 2006 annual meeting.

      For information concerning the nominees for director and the current directors, see the sections of this Proxy Statement entitled "Information Concerning Directors and Executive Officers," "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners."

REQUIRED VOTE

      Directors are elected by the affirmative vote of a plurality of the votes cast in the election.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE ON THE BOARD OF DIRECTORS FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR A PERSON OR PERSONS TO BE SELECTED BY THE BOARD OF DIRECTORS. PROXIES CANNOT BE VOTED FOR A NUMBER OF NOMINEES GREATER THAN THE NUMBER OF CLASS II DIRECTORS.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows information with respect to nominees for director, current directors, and executive officers of Katy:

Nominees - Class II Directors

      The following table shows information about the nominees to Katy's Board of Directors who are currently Class II directors.

                                                  Principal Occupation and                                        Period of
                                                     Business Experience                       Other           Service as Katy
          Name                 Age               During the Past Five Years                Directorships          Director
------------------------    ---------    -------------------------------------------    -------------------    ---------------
Christopher W. Anderson        30        1998 to Present:  Associate at Kohlberg        None                   2001 to Present
                                           & Co., L.L.C., a U.S. private equity
                                           firm

William F. Andrews             73        2004 to Present: Chairman of Singer            Black Box              1991 to Present
                                           Worldwide, a leading seller of                 Corporation
                                           consumer and artisan sewing machines         Corrections Corp.
                                         2001 to Present:  Chairman of Katy               of America
                                         2001 to Present:  Chairman of Allied           TREX Corp.
                                           Aerospace Industries, Inc., an               O'Charley's Inc.
                                           aerospace and defense engineering firm
                                           and provider of comprehensive
                                           aerospace and defense products and
                                           services
                                         2000 to Present: Chairman of
                                           Corrections Corp. of America, a
                                           private sector provider of detention
                                           and correction services
                                         1998 to 2001:  Chairman of Northwestern
                                           Steel & Wire Company, a manufacturer
                                           of steel rods and beams
                                         1997 to Present:  Consultant with
                                           Kohlberg & Co., L.L.C., a U.S. private
                                           equity firm
                                         1995 to 2001:  Chairman of Scovill
                                           Fasteners, a manufacturer of apparel
                                           and industrial fasteners

Samuel P. Frieder              40        1989 to Present:  Principal of Kohlberg        Stanadyne              2001 to Present
                                           & Co., L.L.C., a U.S. private equity           Corporation
                                           firm

James A. Kohlberg              47        1987 to Present:  Co-Founder and               Stanadyne              2001 to Present
                                           Managing Principal of Kohlberg & Co.,          Corporation
                                           L.L.C., a U.S. private equity firm

                                                  Principal Occupation and                                        Period of
                                                     Business Experience                       Other           Service as Katy
          Name                 Age               During the Past Five Years                Directorships          Director
------------------------    ---------    -------------------------------------------    -------------------    ---------------
Christopher Lacovara           40        1988 to Present:  Principal of Kohlberg        Schawk, Inc.           2001 to Present
                                           & Co., L.L.C., a U.S private equity
                                           firm

Class I Directors

      The following directors were elected to two year terms at the 2004 annual meeting, and are not up for re-election at the 2005 annual meeting.

                                                  Principal Occupation and                                        Period of
                                                     Business Experience                       Other           Service as Katy
          Name                 Age               During the Past Five Years                Directorships          Director
------------------------    ---------    -------------------------------------------    -------------------    ---------------
Robert M. Baratta              75        2001 to Present:  Director of Katy             None                   2001 to Present
                                         2001 (February) to 2001 (June):
                                           President and Chief Executive Officer
                                           of Katy
                                         1999 to 2000 (June):  Senior Vice
                                           President of Katy

Daniel B. Carroll              69        2003 to Present:  Private Investor             None                   1994 to Present
                                         1994 to Present:  Partner of Newgrange
                                           L.P., a components supplier to the
                                           global footwear industry
                                         1985 to Present:  Member and Manager of
                                           ATP Manufacturing, LLC, a manufacturer
                                           of molded poly-urethane components
                                         1985 to 2003:  Vice President of ATP
                                           Manufacturing, LLC

Wallace E. Carroll, Jr.        67        1992 to Present:  Chairman of CRL, Inc.,       None                   1991 to Present
                                           a diversified holding company

                                                  Principal Occupation and                                        Period of
                                                     Business Experience                       Other           Service as Katy
          Name                 Age               During the Past Five Years                Directorships          Director
------------------------    ---------    -------------------------------------------    -------------------    ---------------
C. Michael Jacobi              63        2001 to Present:  Chief Executive              Corrections Corp.      2001 to Present
                                           Officer, President, and a Director of          of America
                                           Katy                                         Webster Financial
                                         2001 to Present:  Chairman of Invisible          Corporation
                                           Technologies, Inc., a privately held
                                           company engaged in the manufacturing
                                           and distribution of electronic
                                           products for the training, tracking
                                           and containment of sporting dogs and
                                           companion pets
                                         1999 to 2001:  Owner, Stable House
                                           Consulting
                                         1999 to 2000:  Chairman of Timex Watches
                                           Limited (India), a publicly held
                                           company headquartered in New Delhi,
                                           India
                                         1999 to 2000:  Chairman and Chief
                                           Executive   Officer  of   Beepwear
                                           Paging  Products,  LLC,  a company
                                           jointly owned by Timex Corporation
                                           and Motorola, Inc.

Daniel B. Carroll and Wallace E. Carroll, Jr. are first cousins.

Executive Officers

                                                      Principal Occupation and Business Experience
          Name                 Age                             During the Past Five Years
------------------------    ---------    ---------------------------------------------------------------------
David C. Cooksey               60        2001 to Present:  Corporate Director of Accounting and Assistant
                                           Treasurer, Katy
                                         1999 to Present:  Chief Financial Officer of Continental Commercial
                                           Products, LLC, a wholly-owned subsidiary of Katy

Michael C. Paul                42        2003 to Present:  Corporate Director of Financial Reporting and
                                           Treasurer, Katy
                                         2002 to 2003:  Director of Financial Systems and Compliance, Asbury
                                           Automotive Group, Inc., a national automotive retailer
                                         2000 to 2002:  Corporate Controller, Asbury Automotive Group, Inc.
                                         1999 to 2000:  Assistant Controller, Crompton Corporation, a producer and marketer of specialty chemicals and polymer products and equipment

David S. Rahilly               60        2002 to Present:  President, Katy Consumer Products
                                         2001 to 2002:  President and General Manager, Woods Industries, Inc.,
                                           a wholly-owned subsidiary of Katy
                                         1998 to 2001:  Principal and President of Stunt, L.L.C. and Radius,
                                           L.L.C., companies engaged in the import and distribution of watches

Amir Rosenthal                 44        2001 to Present:  Vice President, Chief Financial Officer, General
                                           Counsel and Secretary, Katy
                                         2000 to 2001:  Chairman of Timex Watches Limited (India), a publicly held company headquartered in New Delhi, India
                                         1997 to 2001:  Treasurer, Timex Corporation

      Officers hold office until their successors are elected or appointed by the Board of Directors and duly qualified. Officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

        PROPOSAL 2 -- RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

      PricewaterhouseCoopers LLP ("PwC"), an independent registered public accounting firm, audited the financial statements of the Company for the fiscal year ending December 31, 2004. The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of PwC as independent registered public accounting firm to audit the financial statements of Katy and its subsidiaries for the fiscal year ending December 31, 2005, to report on the consolidated balance sheets and related statement of operations of Katy and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board of Directors and approved by the Audit Committee. The Board of Directors recommends that the stockholders vote in favor of ratifying the selection of PwC for the purposes set forth above. PwC has advised the Company that they are an independent registered public accounting firm with respect to the Company, within the meaning of standards established by the Public Company Accounting Oversight Board, the Independence Standards Board, and federal securities laws administered by the Securities and Exchange Commission.

      A representative of PwC will be present at the annual meeting with the opportunity to make a statement and respond to appropriate questions.

      PwC billed Katy for audit services and certain other professional services during 2004 and early 2005. These amounts are divided into the following four categories, and are detailed below.

Audit Fees

      Fees for professional services rendered by PwC for the audit of the Company's annual financial statements for 2004 were $597,263, of which an aggregate amount of $524,254 had been billed through April 15, 2005.

      Fees for professional services rendered by PwC for the audit of the Company's annual financial statements for 2003 were $507,051.

Audit-Related Fees

      Fees for audit-related services rendered by PwC for 2004 were $102,498, of which an aggregate amount of $46,306 had been billed through April 15, 2005. Audit-related fees in 2004 consisted of $84,878 for the review of inventory controls at one of the Company's subsidiaries; $8,676 for review and preparation for Section 404 of the Sarbanes-Oxley Act of 2002 and $9,344 for other audit-related services.

      PwC billed the Company $74,709 of audit-related fees in 2003, of which $63,709 consisted of fees for employee benefit plan audits, and $11,000 is related to review and preparation in accordance with the Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

      PwC billed the Company $13,375 for tax compliance and advisory services in 2004.

      PwC billed the Company $10,530 for tax compliance and advisory services in 2003.

All Other Fees

      There were no fees billed to the Company by PwC for all other services in 2004 or 2003.

REQUIRED VOTE

      Approval of this proposal to ratify the appointment of PwC requires the affirmative vote by the majority of the outstanding shares of common stock present, in person, or by proxy, at the annual meeting.

      Although the ratification of the independent registered public accounting firm is not required to be submitted to a vote of the stockholders, the Company believes that such ratification is a matter on which the stockholders should express their opinion. Notwithstanding stockholder approval of the ratification of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee believes that such a change would be in the best interest of Katy and its stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PwC as independent registered public accounting firm for the fiscal year ending December 31, 2005.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

             PROPOSAL 3 - STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER
                                RIGHTS AGREEMENT

      GAMCO Investors, Inc., One Corporate Center, Rye, NY, 10580, owner of 1,060,683 shares of common stock, has given notice that it intends to present for action at the annual meeting the following resolution and has furnished the following statement in support of the proposal:

      RESOLVED: that the shareholders of Katy Industries, Inc. (the "Company") request the Board of Directors redeem the Rights issued pursuant to the Rights Agreement, dated as of January 13, 1995, unless the holders of a majority of the outstanding shares approve the issuance at a meeting of the shareholders held as soon as practical.

      On January 13, 1995, the Board of Directors declared a dividend of one Common Share Purchase Right pursuant to a Rights Agreement dated as of January 13, 1995. Generally, the shareholders may exercise the Rights only when a person or group acquires, or through an exchange or tender offer attempts to acquire, a beneficial interest in 10% or more of the common stock of the Company. Shareholders -- other than the person or group attempting to acquire 10% -- may then exercise the Rights and receive stock at a fraction of its fair market value. The Agreement permitted certain shareholders, including GAMCO and affiliates, to retain existing shareholdings that exceeded 10%. The Company may redeem the Rights for $.01 per Right.

      These Rights represent a corporate anti-takeover device, commonly known as a "poison pill." Issuing the Rights allows the Company to increase vastly the cost to a potential bidder of effecting any merger or tender offer unless the Board of Directors favors the bid. Potential bidders cannot take their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with the interests of shareholders. We believe the Board should allow its shareholders to decide for themselves what represents a fair price for their holdings.

      The power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. Should this proposal prevail, the Board, in an effort to improve shareholder value, should itself redeem the Rights or put the decision whether to continue using a poison pill to a vote of the shareholders at a special meeting to be held as soon as practical.

      GAMCO URGES SHAREHOLDERS TO VOTE FOR THIS RESOLUTION

COMPANY STATEMENT IN OPPOSITION TO PROPOSAL

      The Board of Directors recommends a vote AGAINST the adoption of this proposal relating to the Company's Stockholder Rights Agreement (the "Rights Agreement"), which is sometimes referred to as a "poison pill," for the following reasons:

      The Board of Directors believes that rights plans such as the Company's Rights Agreement help maximize stockholder value and protect Company stockholders from unfair and abusive takeover tactics. The Board of Directors believes that the Rights Agreement is in the best interests of the Company and its stockholders. The Rights Agreement does not prevent offers to acquire the Company at a fair price. The Rights Agreement is designed instead to encourage any potential acquirer to negotiate directly with the Board of Directors, which is in the best position to evaluate the adequacy and fairness of proposed offers and to negotiate on behalf of stockholders. The opportunity of the Board of Directors to seek a higher price in a takeover contest on behalf of all stockholders is significantly greater than the ability of the individual stockholder to seek a higher price. In addition, the Board of Directors is in the best position to protect stockholders against abusive tactics during a takeover process, such as partial or two-tiered tender offers that do not treat all stockholders fairly and equally or acquisitions in the open market of shares constituting control without offering fair value to all stockholders. For these reasons, many of the companies in the S&P 500 Index have stockholder rights plans similar to the Company's Rights Agreement.

      The Rights Agreement encourages a potential acquirer of control of the Company to negotiate with the Board of Directors on behalf of all stockholders, thereby strengthening the leverage of the Company and its stockholders. The Board of Directors believes that in certain instances, a potential acquirer of control could have the effect of reducing the public float of the company's common stock and unfavorably impacting the value of the stock. In responding to an acquisition proposal, your Board of Directors recognizes its obligation to fulfill its fiduciary duties to the Company and its stockholders. The Rights Agreement gives the Board of Directors the time and flexibility to fully evaluate an acquisition proposal and provides the Board leverage to negotiate better terms for the Company's stockholders. The terms of the Rights Agreement allow the Board of Directors to redeem the rights and to permit an acquisition that it determines, in the exercise of its fiduciary duties, reflects the full value of the Company and is fair to all stockholders. In evaluating whether to redeem the rights and approve an acquisition proposal, your Board will act in the best interests of the Company's stockholders.

      Stockholder rights plans do not prevent unsolicited acquisition proposals and do not prevent companies from being acquired. The Board of Directors believes the Company's Rights Agreement is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of all stockholders. The continuation of the Rights Agreement accords with the Board's responsibilities for the management of the Company's affairs. Redeeming the rights under the Company's Rights Agreement would remove an important tool that the Board of Directors should have for the protection of stockholders. The Board of Directors believes that any decision to redeem the rights under the Rights Agreement should be made in the context of a specific acquisition proposal.

      Studies have validated the economic benefits of rights plans to stockholders. A study by Georgeson & Company published in November 1997 concluded that companies with rights plans received $13 billion dollars in additional premiums during the study period, 1992 to 1996. The study also found that (i) premiums paid for target companies with rights plans were on average eight percentage points higher than premiums paid for companies without a rights plan, (ii) having a rights plan in place did not increase the likelihood of the withdrawal of a friendly bid or a hostile takeover being defeated, and (iii) rights plans did not reduce the likelihood that a Company would become a takeover target.

      Georgeson & Company's study was followed by a study published in September 2000 by two business school professors that concluded that rights plans "contribute to premiums and higher shareholders gains." The same study also showed such plans do not "materially alter the likelihood of takeover success." "On the Use of Poison Pills and Defensive Payouts by Targets of Hostile Takeovers;" Randall A. Heron & Erik Lie, 2000.

      A more recent study published in early 2004 by Institutional Shareholder Services and Georgia State University found that strong shareholder protection measures were correlated with, among other things, higher shareholder returns over three-, five- and ten-year periods, stronger profitability measures and higher dividend payouts and dividend yields. "The Correlation Between Corporate Governance and Company Performance;" Lawrence D. Brown, Marcus L. Caylor, 2004.

      These studies suggest that rights plans achieve their intended objectives of protecting stockholders against inadequate offers and abusive tactics and increasing the bargaining power of the Board of Directors, resulting in a higher value for stockholders.

REQUIRED VOTE

      Approval of the stockholder proposal requires the affirmative vote by a majority of the outstanding shares of common stock present, in person or by proxy, at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                     INFORMATION ABOUT KATY STOCK OWNERSHIP

OUTSTANDING SHARES

      The only outstanding class of Katy voting securities is its common stock. As of April 13, 2005, there were 7,945,377 shares of Katy common stock outstanding and 1,795,300 options to acquire shares of common stock exercisable within the next 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table and notes show, as of April 13, 2005, information on the beneficial ownership of those persons or entities (including certain members of the family of Wallace E. Carroll, former Chairman of the Board, since deceased (the "Carroll Family")), and related persons and entities, who are known to Katy to be the beneficial owners of more than 5% of the shares of the Company's common stock. The notes below the table describe the nature of that beneficial ownership. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages for a given person, shares for which such person has the right to acquire beneficial ownership within 60 days (e.g., through exercising options) are deemed to be outstanding.

             Name and Address                   Amount and Nature of                Percent of
            of Beneficial Owner                 Beneficial Ownership     Notes        Class
-------------------------------------------     --------------------     -----      ----------
Wallace E. Carroll, Jr. and                           3,118,361           (1)         39.1%
the WEC Jr. Trusts
c/o CRL, Inc.
7505 Village Square Drive, Suite 200
Castle Rock, CO  80104

Amelia M. Carroll and                                 3,144,361           (2)         39.4%
the WEC Jr. Trusts
c/o CRL, Inc.
7505 Village Square Drive, Suite 200
Castle Rock, CO  80104

Dimensional Fund Advisors, Inc.                         441,400           (3)          5.6%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Gabelli Funds, LLC, GAMCO Investors,                  1,728,883           (4)         21.8%
Inc., MJG Associates, Inc., Gabelli
Advisers, Inc.
One Corporate Center
Rye, NY  10580-1434

  Supplemental Disclosure Regarding
     Convertible Preferred Stock
--------------------------------------

KKTY Holding Company, L.L.C.                                  *           (5)            *
111 Radio Circle
Mt. Kisco, NY 10549

      (1) Wallace E. Carroll, Jr. directly holds 169,839 shares and options to acquire 27,000 shares. He is a trustee of trusts for his and his descendants' benefit (the "WEC Jr. Trusts") which collectively hold 804,635 shares. He and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc. which holds 2,071,036 shares. He is also a trustee of the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. also beneficially owns 8,729 shares directly owned by his wife, Amelia M. Carroll, and 2,106 shares held by a "rabbi trust" for his wife and 2,106 shares held for him in connection with the Katy
Industries, Inc. Directors' Deferred Compensation Plan. Amounts shown for Wallace E. Carroll, Jr. and Amelia M. Carroll reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

      (2) Amelia M. Carroll holds 8,729 shares directly. She is a trustee of the WEC Jr. Trusts which collectively own 804,635 shares, and the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr., her husband, and certain of the WEC Jr. Trusts, of which she is a trustee, own all the outstanding shares of CRL, Inc., which holds 2,071,036 shares. Amelia M. Carroll is also trustee of trusts for Lelia Carroll and her descendants' benefit holding 26,000 shares in the aggregate. Amelia M. Carroll also beneficially owns 169,839 shares and options to acquire 27,000 shares directly owned by her husband, and 2,106 shares held by a "rabbi trust" for her and 2,106 shares held for her husband in connection with the Katy Industries, Inc. Directors' Deferred Compensation Plan. Amounts shown for Amelia M. Carroll and Wallace E. Carroll, Jr. reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

      (3)   Information  obtained  from   Schedule 13G  dated  December 31, 2004
filed by Dimensional Fund Advisors, Inc. for the calendar year 2004.

      (4) Information obtained from Schedule 13D/A dated November 23, 2004, filed by Gabelli Asset Management, Inc. ("GAMI"). That Schedule 13D/A was filed by Mario Gabelli and various entities which he directly or indirectly controlled or for which he acted as chief investment officer. The reporting persons beneficially owning the stock shown in the chart are as follows: Gabelli Funds, LLC ("Gabelli Funds") 537,600 shares, GAMCO Investors, Inc. ("GAMCO") 1,013,883 shares, MJG Associates, Inc. ("MJG") 113,400 shares, and Gabelli Advisers, Inc. ("Gabelli Advisers") 64,000 shares. Mario Gabelli, Gabelli Asset Management, Inc. ("GAMI") and Gabelli Group Capital Partners, Inc. ("Gabelli Partners") are all deemed to have beneficial ownership of the securities owned beneficially by each of these persons. Each of the reporting persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, except that (i) GAMCO does not have the authority to vote 22,000 of the reported shares, and (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of Katy held by the funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Katy, and, in that event, the proxy voting committee of each fund shall vote that funds shares, (iii) the proxy voting committee of each fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GAMI and Gabelli Partners is indirect with respect to securities beneficially owned directly by other reporting persons.

      (5) KKTY Holding Company, L.L.C., a Delaware limited liability company, currently owns 1,131,551 shares of the Company's convertible preferred stock, which is convertible into 18,859,183 shares of the Company's common stock. The preferred stock is convertible upon the earlier of June 28, 2006 or the occurrence of certain fundamental changes in

Katy. Until December 31, 2004 (except under certain circumstances), the holders of the convertible preferred stock were entitled to a paid-in-kind (PIK) stock dividend. KKTY Holding Company is controlled by several entities, which have Kohlberg Management IV, L.L.C., a Delaware limited liability company ("KMIV"), as their general partner. Christopher Lacovara, Samuel P. Frieder, Christopher
W. Anderson, James A. Kohlberg and C. Michael Jacobi, all of whom are members of the Board of Directors of Katy, are members of KMIV. Each of Messrs. Lacovara, Frieder, Anderson, Kohlberg and Jacobi disclaim beneficial ownership of these securities for purposes of Section 16 of the Exchange Act and any other purpose. It is not expected that the preferred shares will be converted into common stock prior to June 28, 2006. However, if a conversion did occur, based upon the ownership level of convertible preferred stock at April 13, 2005, the disclosed percentage ownerships of the Katy common stock on the above table would change as follows:

                                                   Ownership
                                                  Percentage
                Name of Beneficial Owner        Upon Conversion
             ------------------------------     ---------------

                Wallace E. Carroll, Jr.              11.6%

                   Amelia M. Carroll                 11.7%

             Dimensional Fund Advisors, Inc           1.6%

               Gabelli Funds, GAMCO, MJG,             6.4%
                    Gabelli Advisers

              KKTY Holding Company, L.L.C.           70.4%

SECURITY OWNERSHIP OF MANAGEMENT

      The following tables show, as of April 13, 2005, 1) the number of shares of common stock (first table) and 2) the number of shares of Convertible
Preferred Stock (second table) that directors and certain executive officers beneficially own, and that directors and executive officers as a group own. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages, shares for which a person has the right to acquire beneficial ownership within 60 days (e.g., through exercising options) are deemed to be outstanding.

Common Stock

                                          Amount and Nature
                                            of Beneficial                  Percent
                 Name                         Ownership         Notes     of Class
---------------------------------------   -----------------   ---------   ---------
Christopher W. Anderson                              --                       *
William F. Andrews                               17,000          (1)          *
Robert M. Baratta                                68,985          (1)          *
Daniel B. Carroll                                36,000          (1)          *
Wallace E. Carroll, Jr.                       3,118,361       (1)(2)(3)     39.1%
David C. Cooksey                                 30,400          (1)          *
Samuel P. Frieder                                    --                       *
C. Michael Jacobi                             1,054,500          (1)        11.7%
James A. Kohlberg                                    --                       *
Christopher Lacovara                                 --                       *
Michael C. Paul                                  30,000          (1)          *
David S. Rahilly                                 75,000          (1)          *
Amir Rosenthal                                  260,000          (1)         3.2%
All directors and executive officers of       4,690,246       (1)(2)(3)     49.4%
Katy as a group (13 persons)
*  Indicates 1% or less

Convertible Preferred Stock

                                          Amount and Nature
                                            of Beneficial                  Percent
                 Name                         Ownership         Notes     of Class
---------------------------------------   -----------------   ---------   ---------
Christopher W. Anderson                              --          (4)          *
Samuel P. Frieder                                    --          (4)          *
James A. Kohlberg                                    --          (4)          *
Christopher Lacovara                                 --          (4)          *
C. Michael Jacobi                                    --          (4)          *
All directors and executive officers of              --          (4)          *
Katy as a group (5 persons)
*  Indicates 1% or less

      (1) Includes options to acquire the following number of shares within 60 days:

William F. Andrews                           12,000
Robert M. Baratta                            47,500
Daniel B. Carroll                            27,000
Wallace E. Carroll, Jr.                      27,000
David C. Cooksey                             30,000
C. Michael Jacobi                         1,050,000
Michael C. Paul                              30,000
David S. Rahilly                             75,000
Amir Rosenthal                              250,000

      (2) Includes shares deemed beneficially owned by Wallace E. Carroll, Jr. in his capacity as trustee of certain trusts for the benefit of members of the Carroll Family (see notes (1) and (2) under "Security Ownership of Certain Beneficial Owners").

      (3) Includes 2,106 shares held by a "rabbi trust" in connection with the Katy Industries, Inc. Supplemental Retirement and Deferral Plan.

      (4) Christopher Lacovara, Samuel P. Frieder, Christopher W. Anderson, James A. Kohlberg and C. Michael Jacobi have membership interests in Kohlberg Management IV, L.L.C., a Delaware limited liability company ("KMIV"). KMIV is the general partner of several entities with ownership interests in KKTY Holding Company, which currently owns 1,131,551 shares of the Company's convertible preferred stock, which is convertible into 18,859,183 shares of the Company's common stock. The preferred stock is convertible upon the earlier of June 28, 2006 or the occurrence of certain fundamental changes in Katy. Through December 31, 2004 (except under certain circumstances) the holders of the convertible preferred stock were entitled to a paid-in-kind (PIK) stock dividend. KKTY Holding Company is controlled by several entities, which have KMIV as their general partner. Each of Messrs. Lacovara, Frieder, Anderson, Kohlberg and Jacobi disclaim beneficial ownership of these securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Exchange Act, Katy's directors, executive officers and persons beneficially owning more than 10% of Katy's shares of equity securities must file reports of ownership and changes in ownership with the SEC, and copies of these reports with the New York Stock Exchange and Katy. Based solely on reviewing copies of the Section 16 reports from its most recent fiscal year, Katy believes that, through December 31, 2004, its directors, executive officers and greater than 10% beneficial owners complied with their Section 16 filing requirements.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the years ending December 31, 2004, 2003 and 2002, the compensation paid by Katy and its subsidiaries (and certain other compensation paid or accrued for those years) to Katy's Chief Executive Officer ("CEO"), and the four other most highly compensated executive officers for the year ended December 31, 2004.

                                         Annual Compensation                 Long-Term Compensation

                                                                                          Securities
                                                               Other         Restricted   Underlying
         Name and                                              Annual          Stock       Options/      All Other
    Principal Position      Year    Salary       Bonus     Compensation(1)     Awards        SARs      Compensation
--------------------------  ----   ---------   ---------   ---------------   ----------   ----------   ------------
C.Michael Jacobi            2004   $ 569,125   $      --    $   32,360        $    --       125,000      $    --
  President and Chief       2003     537,511     167,400        34,612             --            --           --
  Executive Officer         2002     509,803     133,000        58,881             --            --           --

Amir Rosenthal              2004   $ 317,019   $      --    $   19,853        $    --        50,000      $    --
  Vice President, Chief     2003     300,000      93,000        13,557             --            --           --
  Financial Officer,        2002     266,346      75,000        11,765             --        50,000           --
  General Counsel and
  Secretary

David S. Rahilly            2004   $ 254,808   $      --    $   14,736        $    --            --      $    --
  President, Katy           2003     250,000     121,000        11,953             --            --           --
  Consumer Products         2002     221,154     187,500         9,365             --        25,000           --

David C. Cooksey            2004   $ 166,774   $      --    $   13,146        $    --            --      $    --
  Corporate Director of     2003     159,032      39,717        12,645             --            --           --
  Accounting and            2002     152,354      23,000         9,216             --            --           --
  Assistant Treasurer

Michael C. Paul             2004   $ 165,477   $      --    $   12,795        $    --            --      $    --
  Corporate Director of     2003      67,692      20,000         4,104             --        30,000           --
  Financial Reporting       2002          --          --            --             --            --           --
  and Treasurer

(1) The 2004, 2003 and 2002 figures include employer contributions to the named executive Officers' 401(k) retirement accounts, automobile and other allowances, certain club memberships and non-cash compensation in the form of group term life insurance.

The 2004 figures include the following amounts:

                     Auto        Other       Club        Group Term     401(k)
                   Allowance  Allowances  Memberships  Life Insurance   Match
                   ---------  ----------  -----------  --------------  -------

C. Michael Jacobi  $ 12,000   $  1,950    $   8,195    $    5,148      $ 5,067
Amir Rosenthal        9,600      5,484           --           540        4,229
David S. Rahilly      7,200      2,400           --         3,564        1,572
David C. Cooksey      7,200         --           --         2,194        3,753
Michael C. Paul       7,200      1,200           --           330        4,065

The 2003 figures include the following amounts:

                     Auto        Other       Club        Group Term     401(k)
                   Allowance  Allowances  Memberships  Life Insurance   Match
                   ---------  ----------  -----------  --------------  -------

C. Michael Jacobi  $ 12,000   $  4,097    $   7,367    $    5,148      $ 6,000
Amir Rosenthal        9,600      1,200           --           540        2,217
David S. Rahilly      7,200      1,200           --         2,135        1,418
David C. Cooksey      7,200         --           --         1,387        4,058
Michael C. Paul       3,000        500           --           112          492

The 2002 figures include the following amounts:

                     Auto        Other       Club        Group Term     401(k)
                   Allowance  Allowances  Memberships  Life Insurance   Match
                   ---------  ----------  -----------  --------------  -------

C. Michael Jacobi  $ 12,000   $     --    $  38,983    $    5,148      $ 2,750
Amir Rosenthal        9,600         --           --           540        1,625
David S. Rahilly      7,200         --           --           965        1,200
David C. Cooksey      7,200         --           --         1,316          700
Michael C. Paul          --         --           --            --           --

Option/SAR Grants in last fiscal year

            This table presents information regarding stock appreciation rights ("SARs") granted to Katy's named executive officers during the year ended
December  31,  2004.  In  accordance  with  SEC  rules,   the  table  shows  the
hypothetical "gains" or "option spreads" that would exist for the respective SARs based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the SARs were granted over the full term. There were no stock options granted to the named executive officers during 2004.

                                                                                   Potential Realizable Value
                                         Individual Grants                             at Assumed Annual
                   -------------------------------------------------------------      Rates of Stock Price
                                                                                      Appreciation for the
                                  Percentage of                                       Option/SAR Term (3)
                   Number of    Total Options/SARs                                 --------------------------
                   Securities       Granted to
                   Underlying      Employees in      Exercise Price   Expiration
                   Grants (1)    Fiscal Year (1)      Per Share (2)      Date           5%           10%
                   ----------   ------------------   --------------   ----------   -----------   ------------
C. Michael Jacobi   125,000             45%             $ 5.90         2/18/2014   $   463,810   $  1,175,385
Amir Rosenthal       50,000             18%             $ 5.90         2/18/2014   $   185,524   $    470,154
David S. Rahilly         --             --                  --                --            --             --
David C. Cooksey         --             --                  --                --            --             --
Michael C. Paul          --             --                  --                --            --             --

(1) The total number of stock appreciation rights granted to employees during the year ended December 31, 2004 was 275,000.

(2) The exercise price per share of the stock appreciation rights granted represented the fair market value of the underlying shares of Common Stock on the date the stock appreciation rights were granted.

(3) As required under the SEC's rules, amounts represent hypothetical gains that could be achieved for the respective stock appreciation rights at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective stock appreciation rights were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences. If our stock price does not actually increase to a level above the applicable exercise price at the time of exercise, the realized value to the named executive officers from these stock appreciation rights will be zero.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

      The following table shows the number of shares of common stock subject to exercisable and unexercisable stock options and SARS held by each named executive officers as of December 31, 2004. The table also shows the value of in-the-money options and SARs at December 31, 2004 held by the named executive officers. The named executive officers did not exercise any stock options or SARs in 2004.

                            Aggregate Fiscal Year-End Option Value
                   --------------------------------------------------------

                      Number of Securities
                     Underlying Unexercised       Value of In-the-Money
                    Options/SARs at Year End   Options/SARs at Year End (1)
                   --------------------------  ----------------------------

                   Exercisable  Unexercisable  Exercisable    Unexercisable
                   -----------  -------------  -----------   --------------
Name

C. Michael Jacobi   1,050,000      125,000     $ 1,029,000   $       --

Amir Rosenthal        250,000       50,000         342,500           --

David S. Rahilly       75,000           --         141,250           --

David C. Cooksey       30,000           --          53,400           --

Michael C. Paul        30,000           --           9,900           --

(1) Based on closing price of the New York Stock Exchange Composite Tape on December 31, 2004 of $5.18.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE OF CONTROL AND OTHER ARRANGEMENTS

President and Chief Executive Officer

      On June 28, 2001, C. Michael Jacobi entered into an employment agreement with Katy, which was subsequently amended on October 1, 2004. The contract, as amended, states that if Mr. Jacobi is terminated other than for cause, or he is required to relocate, Katy will continue to pay his base salary for (i) one year, if such termination occurs other than as a result of a Change in Control, or (ii) two years, if such termination is a result of or within the six month period following a Change in Control.

Vice President, Chief Financial Officer, General Counsel and Secretary

      On August 6, 2001, Amir Rosenthal entered into an employment agreement with Katy, which was subsequently amended on October 1, 2004. The contract, as amended, states in the event that, if Mr. Rosenthal's employment is terminated other than for cause, or there is a Change of Control event after which (i) Mr. Rosenthal is terminated other than for cause, (ii) he is required to relocate or
(iii) there is substantial change in his job responsibilities, Katy will continue to pay his regular base salary for a period of one year.

      For purposes of Messrs. Jacobi's and Rosenthal's agreements, "Change in Control" means (i) a sale of 100% of Katy's outstanding capital stock, (ii) a sale of all or substantially all of Katy's operating subsidiaries or assets or
(iii) a transaction or transactions in which any third party acquires Katy stock in an amount greater than that held by KKTY Holding Company and in which KKTY Holding Company relinquishes its right to nominate a majority of the candidates for election to the Board.

DIRECTORS' COMPENSATION

      For 2004, directors who were not employed by Katy or its subsidiaries received: (i) an annual retainer of $10,000; (ii) options to acquire 2,000 shares under the Directors Stock Option Plan (see below); (iii) a stock grant of 1,000 shares for service on the Board of Directors; and (iv) $2,500 for attending each meeting of the Board. This group of directors also received in 2004: (i) an annual retainer of $6,000 if they chaired a Board committee, and
(ii) $1,000 for attending each meeting of a Board committee. Class II directors and those directors that are also officers do not receive the compensation described in this section for their service on the Board of Directors. For 2005, there is no change anticipated for directors' compensation.

      Under the Katy Industries, Inc. Non-Employee Director Stock Option Plan (the "Directors' Stock Option Plan"), each non-employee director who is not a Class II director receives on the date immediately following the annual meeting an annual grant of options to acquire 2,000 shares of Katy common stock. The exercise price is the fair market value on the date of grant. The director may exercise these options at any time during the ten years from the date of grant.

      Directors receiving compensation for their services may also participate in the Directors' Deferred Compensation Plan which became effective June 1, 1995 (the "Directors' Deferred Compensation Plan"). Under this Plan, a director may defer directors' fees, retainers and other compensation paid for services as a director until the later of the director's attainment of age 62 or ceasing to be a director. Each director has 30 days before the beginning of a Plan Year (as defined in the Directors' Deferred Compensation Plan) in which to elect to participate in the Directors' Deferred Compensation Plan. Directors may invest these amounts in one or more investment alternatives offered by Katy. Directors may elect to receive distributions of deferred amounts in a lump sum or five annual installments.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") presents the following executive compensation report for the 2004 fiscal year:

      The Compensation Committee consists of Wallace E. Carroll, Jr., (Chairman), Christopher Lacovara and Christopher W. Anderson. A current copy of the Compensation Committee charter is available on the Company's website at www.katyindustries.com. The Committee makes decisions on executive officer compensation and reports its decisions to the Board. It also seeks the Board's approval on the Chief Executive Officer's compensation. The following summarizes the compensation practice and philosophy that was in effect at Katy for the fiscal year ended December 31, 2004. Modifications to such philosophy have been, and may continue to be, made.

Compensation Philosophy

      Katy's compensation program aims to align executive officers' economic interests with those of stockholders (including Katy's financial objectives and market performance). The Compensation Committee seeks to adjust compensation levels (through competitive base salaries and bonus payments) based on individual and Company performance. It reviews the executive compensation program annually in view of Katy's annual strategic and financial objectives and performance.

Compensation Program Components

      Annual compensation for Katy's Chief Executive Officer and other executive officers (including the named executive officers) consists of two cash compensation components: base salary and annual cash bonuses. A third component, stock options and SARs, are used for executive retention, to attract new key people, and to align the long-term interests of eligible executives with those of stockholders.

      Salary and bonus levels reflect job responsibility, Compensation Committee judgments of individual effort and performance, and Katy's financial and market performance (in light of the competitive environment in which Katy operates). Annual cash compensation is also influenced by comparable companies' compensation practices so that Katy remains reasonably competitive in the market. While competitive pay practices are important, the Compensation Committee believes that the most important considerations are individual merit and Katy's financial and market performance. In considering Katy's financial and market performance, the Compensation Committee reviews, among other things, net income, cash flow, working capital and revenues and share price performance relative to comparable companies and historical performance.

      The base salaries for Katy's executive officers for the year ended December 31, 2004 were generally established in March 2004 by considering the performance and contribution of each officer and by comparing base salaries offered for similar positions by taking into account the compensation paid to executives of comparable companies.

      The annual bonus plan compensates employees based on target bonus opportunities established by the Compensation Committee stated as a percentage of annual base salary for recommended key employees each year (including the Chief Executive Officer and the other named executive officers). An employee achieves the target bonus opportunity if he or she meets 100% of pre-established performance goals. A higher or lower bonus is earned if performance exceeds or falls short of the target levels. All bonuses paid to employees for 2004 were based on the provisions of the annual bonus plan. For 2004, no bonuses paid were to any of the named executive officers under the provisions of the annual bonus plan due to failure to achieve specific performance goals. Other employees at certain subsidiaries received bonuses based on the operating performance at their divisions.

      The Supplemental Retirement and Deferral Plan (the "Supplemental Deferral Plan"), among other things, allows participants to voluntarily defer up to 100% of their annual bonus and up to 50% of their base salary until retirement or termination of his or her employment. Katy invests voluntary deferrals and profit sharing allocations at the employee's election in several investment alternatives offered by Katy.

      The third compensation component is a stock option and SAR program, implemented under the Company's Long-Term Incentive Plan, 1997 Long-Term Incentive Plan and 2002 Stock Appreciation Plan. Under Katy's current stock option and SAR program, the Board may provide compensation in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units or shares, and other incentive awards including cash bonuses, contingent on Katy's share price reaching certain goals specified under the stock option and SAR program. The Compensation Committee believes that the stock option and SAR program optimizes Katy's growth and profitability by providing incentives to employees which are consistent with Katy's goals and which link employees' personal interests to those of the stockholders. The stock option and SAR program is also intended to give Katy flexibility to attract, motivate, and retain the services of employees and other individuals who contribute to its success. During 2004, no stock options were granted to employees while 275,000 SARs were granted to employees, including 125,000 to C. Michael Jacobi and 50,000 to Amir Rosenthal.

Chief Executive Officer Compensation

      C. Michael Jacobi became President and Chief Executive Officer in June 2001. Mr. Jacobi's compensation is primarily governed by his employment agreement. Mr. Jacobi's salary for 2004 was increased in March 2004 from $540,000 to $565,000 on an annual basis. This increase was based upon his experience, qualifications and responsibilities. Mr. Jacobi was not awarded a cash bonus for 2004, as the Company did not reach its pre-established performance goals. Pursuant to an understanding with the Board of Directors, whereby the Board of Directors determined that Mr. Jacobi would not be diluted by the PIK stock dividend paid to KKTY Holding Company, Mr. Jacobi was granted 125,000 SARs in 2004.

      Summary

      The Compensation Committee believes that the total compensation program for executive officers is appropriately related to individual performance and Katy's performance (including Katy's financial results and stockholder value). The Compensation Committee monitors the executive compensation of comparable companies and believes that Katy's compensation program is competitive and provides appropriate incentives for Katy's executive officers to work towards continued improvement in Katy's overall performance.

      Compensation Committee of the Board of Directors

            Wallace E. Carroll, Jr. (Chairman)
            Christopher Lacovara
            Christopher W. Anderson

      The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's 2004 Annual Report to Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2004 or any other filings with the SEC.

COMPENSATION COMMITTEE INTERLOCKS

      The Committee currently consists of Messrs. Carroll, Jr., Lacovara and Anderson. No member of the Committee was an employee of Katy during the last fiscal year or an officer of Katy in any prior period. There are no Compensation Committee interlocks between Katy and other entities involving Katy's executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2004, Katy paid Kohlberg & Co. $500,000 for ongoing management advisory services. Katy expects to pay $500,000 per year for these services, as outlined in the Recapitalization Agreement of June 2, 2001. Christopher W. Anderson is an Associate at Kohlberg & Co. Samuel P. Frieder and Christopher Lacovara are Principals of Kohlberg & Co. James A. Kohlberg is Co-Founder and Managing Principal of Kohlberg & Co. William F. Andrews, Chairman of the Board, is a consultant, or "Operating Principal," with Kohlberg & Co.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met seven times during 2004. Each director in office at the time of such meeting attended at least 75% of the Board meetings and the meetings of the Board committees of which he is a member. The non-management directors meet in executive session without members of management present at every regular Board meeting. At these meetings, the presiding director rotates through each non-management director based on the alphabetical order of the directors' last names. In addition, eight directors attended the 2004 annual meeting.

      Katy's bylaws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law. The Executive Committee met informally through numerous telephone conferences at intervals between meetings of the full Board of Directors, and acted by unanimous consent without formal meetings. The Executive Committee consists of Christopher Lacovara, Christopher
W. Anderson and C. Michael Jacobi.

      The Board of Directors also has an Audit Committee, Compensation Committee and Nominating and Governance Committee. All of the members of these three Board committees are independent within the meaning of SEC regulations (as applicable), the listing standards of the New York Stock Exchange and Katy's Corporate Governance Guidelines.

      The Corporate Governance Guidelines adopted by the Board meet or exceed the standards adopted by the New York Stock Exchange. The full text of the Corporate Governance Guidelines can be found in the Corporate Governance section of the Company's website (www.katyindustries.com). A copy may also be obtained upon request from the Company's Corporate Secretary.

      Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director independence in April 2005. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under "Certain

Relationships and Related Transactions" above. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

      As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines and Section 3.03A.02 of the NYSE listing standards, with the exception of C. Michael Jacobi and Robert M. Baratta. Mr. Jacobi is considered a non-independent inside director because of his employment as a senior executive of the Company. Mr. Baratta is considered a non-independent director because he was a senior executive of the Company within the past three years.

      The Audit Committee consists of Daniel B. Carroll (Chairman), Christopher Lacovara and William F. Andrews, each of whom satisfy the qualification and independence requirements of Section 303A.07 of the NYSE listing standards. This Committee met four times during 2004. The Audit Committee reviews the results of the annual audit with Katy's independent registered public accounting firm, reviews the scope and adequacy of Katy's internal auditing procedures and its system of internal controls, reviews Katy's financial statements and related financial issues with management and the independent registered public accounting firm, and reports its findings and recommendations to the Board of Directors. Mr. Lacovara, a member of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. As mentioned above, the Board of Directors has determined that Mr. Lacovara is an independent director.

      The Compensation Committee consists of Wallace E. Carroll, Jr. (Chairman), Christopher Lacovara and Christopher W. Anderson. This Committee, which reviews current and deferred compensation for Katy officers and for some officers and key employees of its subsidiaries, met six times during 2004. It makes decisions on executive officer compensation and reports its decisions to the Board of Directors. It also seeks the Board's approval on the Chief Executive Officer's compensation.

      The Nominating and Governance Committee consists of Samuel P. Frieder (Chairman), William F. Andrews and Daniel B. Carroll. This Committee met two times during 2004. The Nominating and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of Katy's Corporate Governance Guidelines, and sets and reviews policies and procedures in place throughout various disciplines within the Company to ensure high ethical standards are practiced. In addition, the Committee makes recommendations to the Board regarding candidates for the Board. The Committee reports its findings and recommendations to the Board. A current copy of the Nominating and Governance Committee charter is available on the Company's website at www.katyindustries.com.

      The entire Board of Directors considers and selects nominees for directors on the basis of recommendations from the Nominating and Governance Committee.
The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management. Additionally, subject to compliance with the requirement of the bylaws, the Nominating and Governance Committee will consider nominations from stockholders.

      Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the Committee's evaluation factors. The Committee's evaluation factors are:

      o the ability of the prospective nominee to represent the interests of the stockholders of the Company;

      o the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

      o the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards; and

      o the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

      The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

      Pursuant to the advance notice provision of our bylaws, stockholder nominations for directors must be received by Katy not less than 50 days or more than 90 days before the annual meeting. Any nominations for directors made by stockholders must include the following information regarding the nominee: name; age; business address; residence address; principal occupation or employment; class and number of shares of Katy beneficially owned; and any other information required to be disclosed in a proxy solicitation for the election of directors. Additionally, the stockholder making such nomination must provide his or her name and address, and the number of shares of the Company beneficially owned by such stockholder. No person is eligible for election as a director of the Company unless he or she is nominated (i) by the Board of Directors or (ii) in accordance with the foregoing requirements.

AUDIT COMMITTEE REPORT

      The Audit Committee acts pursuant to a written charter, a current copy of which is available on the Company's website at www.katyindustries.com. As set forth in more detail in the charter, the Audit Committee's primary responsibilities are focused in four broad categories:

      1. Recommend to the Board of Directors the appointment of the independent registered public accounting firm;

      2.  Consult  with   management  or  the  independent   registered   public
          accounting firm regarding the audit scope and the audit plan;

      3.  Review and approve company financial statements; and

      4.  Review  with   management  and  the  independent   registered   public
          accounting firm the adequacy of internal controls.

      The Audit Committee has adopted pre-approval policies and procedures for audit and permissible non-audit procedures provided by all auditors (including our independent registered public accounting firm), consistent with the requirements of SEC regulations. The policy provides that all audit and non-audit services provided by all auditors must be individually pre-approved by the Audit Committee. In determining whether to pre-approve services, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee delegates to its members the authority to address any requests for pre-approval of services between Audit Committee meetings. Any pre-approval determination by a member of the committee must be reported to the Audit Committee at its next scheduled meeting. There is no delegation of the Audit Committee's pre-approval authority to management. Requests or applications to provide services that require pre-approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. All services provided by Katy's independent registered public accounting firm were approved pursuant to Katy's pre-approval policies and procedures.

      The Audit  Committee  has reviewed  and  discussed  the audited  financial statements for the year ending 2004 with management and the Company's independent registered public accounting firm, and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from Katy and the Company's management. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Katy's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

      Audit Committee of the Board of Directors

            Daniel B. Carroll (Chairman)
            Christopher Lacovara
            William F. Andrews

      The Audit Committee Report shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the

Company's 2004 Annual Report to Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2004 or any other filings with the SEC.

CODE OF ETHICS

      Katy has adopted a Code of Business Conduct and Ethics for directors, executive officers and employees. A copy of the Code of Business Conduct and Ethics may be found at Katy's website at www.katyindustries.com

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Stockholders and other parties interested in communicating directly with whole Board of Directors or the non-management directors as a group may do so by writing to Chairman of the Board, Katy Industries, Inc., 765 Straits Turnpike, Middlebury, CT 06762.

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the yearly percentage change in the cumulative total stockholder return on the shares of Katy common stock with the cumulative total return of the Russell 2000 index, the cumulative total return of the Dow Jones US Industrial Diversified Index and the cumulative total return of the S&P Smallcap 600 Industrial Conglomerates index for the fiscal years ending December 31, 1999 through 2004. The graph below assumes $100 invested, including reinvestment of dividends, on December 31, 1999.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG KATY INDUSTRIES, INC., THE RUSSELL 2000 INDEX,
                 THE DOW JONES US INDUSTRIAL DIVERSIFIED INDEX
            AND THE S & P SMALLCAP 600 INDUSTRIAL CONGLOMERATES INDEX

                                [GRAPH OMITTED]

* $ 100 invested on 12/31/99 in stock or index-including reinvestement of dividends. Fiscal year ending December 31.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                 Comparison of Five Year Cumulative Total Return

                                                         Cumulative Total Return
                                            -------------------------------------------------
                                             12/99    12/00   12/01   12/02    12/03    12/04
Katy Industries, Inc.                       100.00    71.46   40.73   40.97    68.00    61.69

Russell 2000                                100.00    96.98   99.39   79.03   116.38   137.71

Dow Jones US Industrial Diversified         100.00   100.72   90.55   58.80    79.54    94.79

S&P Smallcap 600 Industrial Conglomerates   100.00    89.65   98.38   87.31    96.41   117.43

PROPOSALS OF STOCKHOLDERS FOR 2006 ANNUAL MEETING

      In order to be considered for inclusion in Katy's proxy materials for the 2006 annual meeting of stockholders, any stockholder proposal must be addressed to Katy Industries, Inc., 765 Straits Turnpike, Middlebury, Connecticut 06762,
Attention: Secretary, and must be received no later than December 29, 2005. The 2006 annual stockholders meeting is tentatively scheduled for May 25, 2006.

      If proposals are not received in time to be included in the proxy materials, Katy's bylaws set forth additional requirements and procedures regarding the submission of stockholder proposals for consideration at an annual meeting of stockholders. A stockholder proposal or nomination intended to be brought before the 2006 annual meeting must be received by the Secretary in writing not less than 50 days or more than 90 days prior to the 2006 annual meeting. A nomination or proposal that does not comply with such requirements and procedures will be disregarded.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the meeting other than the proposals noted in this Proxy Statement. However, if other matters come before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment. Katy's Board of
Directors has adopted an advance notice bylaw provision requiring that stockholder proposals to be made at any annual meeting be received by Katy not less than 50 days nor more than 90 days prior to the annual meeting. No such stockholder proposals were received for the 2005 annual meeting.

HOUSEHOLDING

      Unless we have received contrary instructions, the Company may send a single copy of the annual report, proxy statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses.

      If you would like to receive your own set of the Company's annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of the Company's annual disclose documents, follow these instructions:

      If your shares are registered in your own name, please contact our corporate office at 765 Straits Turnpike, Middlebury, Connecticut 06762, Attn:
Secretary, and inform us of your request.

      If a bank, broker or other nominee holds your shares please contact your bank, broker or other nominee directly.

                                    FORM 10-K

      Upon written request to our corporate office at 765 Straits Turnpike, Middlebury, Connecticut 06762, stockholders will be furnished without charge a copy of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto for the most recent fiscal year.

Middlebury, Connecticut
April 28, 2005

      The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" proposals 1 and 2, and "AGAINST" proposal 3.

1.  Election of Directors:

    Nominees:

               Christopher W. Anderson
               William F. Andrews
               Samuel P. Frieder
               James A. Kohlberg
               Christopher Lacovara

               |_| For All      |_| Withhold All  |_| For All Except*

--------------------------------------------------------------------------------

* To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above and fill in the "For All Except" oval.

Proposal 2. To  ratify  the  selection  of  PricewaterhouseCoopers  LLP as the independent public accountants of Katy.

                  |_| For       |_| Against           |_| Abstain

Proposal 3. To consider and vote upon a stockholder  proposal  regarding  Katy's
            Stockholder Rights Agreement.

                  |_| For       |_| Against           |_| Abstain

Please check this box if you plan to attend the annual meeting.

                  |_|


Date:                                        --------------------------------
                                                       (signature)


Date:                                        --------------------------------
                                                       (signature)

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of a husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed in corporate name by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. If shares of stock are held of record by any other legal entity, the Proxy should be executed in the entity name by an authorized person. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Where applicable, indicate your official position or representative capacity. Please date the proxy.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                      A-1